Results of Special Meetings of Shareholders
On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) elect Board Members and (2) Revise
Fundamental Investment Policies
Proposal 1: Elect Board Members
Legg Mason Partners Series Funds, Inc.
Nominees:           Votes For                      Authority
Withheld Abstention
Paul R Ades                170,131,302.836
4,468,490.792            10.000
A. Benton Cocanougher     170,076,708.899
4,523,084.729                       10.000
Jane F. Dasher           170,173,534.272
4,426,259.356             10.000
Mark T. Finn        170,143,278.202          4,456,515.426
10.000
Rainer Greeven       170,096,226.735          4,503,566.893
10.000
Stephen Randolph Gross   170,143,797.553
4,455,996.075            10.000
Richard E. Hanson Jr.     170,129,136.798
4,470,656.830             10.000
Diana R. Harrington       170,130,532.635
4,469,260.993            10.000
Susan M. Heilbron         170,126,638.044
4,473,155.584            10.000
Susan B. Kerley           170,154,946.991
4,444,846.637             10.000
Alan G. Merten           170,118,820.486
4,480,973.142             10.000
R. Richardson Pettit     170,136,193.119
4,463,600.509            10.0000
R. Jay Gerken, CFA  170,118,397.788          4,481,395.840
10.000
Legg Mason Partners Investors Value Fund, Inc.
Nominees:           Votes For      Authority      Withheld
Abstentions
Paul R. Ades        26,029,653.458           971,011.569
0.000
Andrew L. Breech         26,045,959.973
954,705.054              0.000
Dwight B. Crane          26,014,377.897
986,287.130              0.000
Robert M. Frayn, Jr.     26,008,980.873
991,684.154              0.000
Frank G. Hubbard         26,033,371.606
967,293.421              0.000
Howard J. Johnson        25,278,591.802
1,722,073.225            0.000
David E. Maryatt         26,038,665.101
961,999.926              0.000
Jerome H. Miller         26,008,302.207
992,362.820              0.000
Ken Miller          26,023,607.450           977,057.577
0.000
John J. Murphy           25,258,695.651
1,741,969.376            0.000
Thomas T. Schlafly       25,988,753.929
1,011,911.098            0.000
Jerry A. Viscione        26,011,858.817
988,606.210              0.000
R. Jay Gerken, CFA  25,955,714.431           1,044,950.596
0.000
Proposal 2: Revise Fundamental Investment Policies.
On January 12, 2007, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the
number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) Agreement and Plan of Reorganization and (2) Fundamental Investment Policies.
Proposal 1: Agreement and Plan of Reorganization
Legg Mason Partners Investors Value Fund, Inc.
Items Voted On           Votes For      Votes Against
Abstentions              Broker Non-Votes
Borrowing Money          42,774,813.361      3,116,701.062
2,284,321.832       4,158,786.000
Underwriting         42,931,150.927     2,732,604.311
2,512,081.017       4,158,786.000
Lending             42,739,775.853      3,062,525.951
2,373,534.451       4,158,786.000
Issuing Senior Securities     43,050,362.894
2,802,229.182  2,323,244.179       4,158,786.000
Real Estate         43,014,527.482      2,753,314.254
2,407,994.519       4,158,786.000
Commodities         42,688,615.395      3,155,396.607
2,331,824.253       4,158,786.000
Concentration        42,979,168.417     2,828,572.389
2,368,095.449       4,158,786.000
Diversification          42,806,368.212      3,052,719.860
2,316,748.183       4,158,786.000
Non-Fundamental          40,181,105.449  5,549,899.596
2,444,831.210        4,158,786.000
Purchasing Securities on Margin
and Making Short Sales    42,363,719.685     3,629,198.996
2,182,917.574       4,158,786.000
Investment in other Investment
Companies           42,587,344.240  3,272,764.564
2,315,727.451       4,158,786.000
Related Party Investments      42,488,173.011
3,240,305.762   2,447,357.482       4,158,786.000
Investment in Unseasoned
Issuers              42,176,089.724     3,835,296.178
2,164,450.353        4,158,786.000
Investment in Affiliates to
Affiliates               42,391,052.362      3,337,835.859
2,446,948.034       4,158,786.000